EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE	OTCQB: LTUM

LITHIUM CORPORATION ANNOUNCES UP TO $10.3M PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND, LLC.

Elko, NV – January 28th, 2021 – Lithium Corporation (OTCQB:LTUM) (“LTUM” or “the Company”), a North American company focused on energy metals for the growing energy storage sector and high-tech industries, has recently entered into a purchase agreement with Lincoln Park Capital Fund, LLC (LPC), under which LPC has agreed to purchase up to $10.3 million dollars of LTUM’s common shares.

Under the terms of the purchase agreement, LPC made an initial purchase of $160,000 of LTUM’s common stock at $0.42 per share. Going forward, subsequent to the satisfaction of the conditions of the purchase agreement, including an S-1 resale registration statement being filed and declared effective by the SEC, LTUM has the option, but not the obligation, to sell up to a further $10.14 million dollars of its common stock to Lincoln Park Capital over the next three years.  The Company, at its sole discretion, will control the timing and amount of future sales of its common stock to LPC.  There are no upper limits to the price LPC may pay to purchase common stock and the purchase price of the shares will be based on the prevailing market prices of LTUM’s shares at the time of each sale to LPC.  LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling, or hedging of the Company’s common stock.  The Company retains the right to terminate the agreement at any time, without any additional cost or penalty.

“Following considerable research, LTUM came to the conclusion that the timing for financing is ideal as the market for energy metals is rapidly becoming more bullish,” states Tom Lewis, President and CEO of LTUM.  “After discussions with numerous groups over the years the Company is of the opinion that the LPC purchase agreement provides a low-cost solution that minimizes dilution for existing investors and allows the Company to maintain control and issue shares as we execute on our plan.  We welcome LPC as an investor and value their experience in the metal and mining sector.”

LTUM intends to primarily use the proceeds of funding to ramp up its exploration and development plans on its existing properties, to evaluate and possibly acquire other energy metal assets, and also to satisfy ongoing general, and administrative needs.

A more detailed description of the agreement is set forth in Lithium Corporation’s Current Report on Form 8-K to be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

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About Lithium Corporation

Lithium Corporation is an exploration company based in Nevada devoted to the exploration for energy storage related resources throughout North America, and looking to capitalize on opportunities within the ever-expanding next generation energy storage markets. The Company maintains a strategic alliance with Altura Mining, an ASX listed Lithium explorer.  Website: www.lithiumcorporation.com.

Contact Info

Tom Lewis, CEO

Lithium Corporation

775-410-5287

info@lithiumcorporation.com

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of minerals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Lithium Corporation (OTC-LTUM) 1031 Railroad St. Ste 102B Elko NV 89801 (775) 410-5287 www.lithiumcorporation.com

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